EXHIBIT 1.1


                        HANSON AUSTRALIA FUNDING LIMITED

                                  $150,000,000

                              5.25% NOTES DUE 2013

                            GUARANTEED BY HANSON PLC

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                  April 28, 2003

Lehman Brothers Inc.
745 7th Avenue
New York, NY 10019

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

Dear Sirs:

                  Hanson Australia Funding Limited, a limited company incorporated under the laws of Australia (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 5.25% Notes due 2013 (the "Securities"). The Securities will be issued pursuant to an Indenture dated as of March 18, 2003 (the "Indenture") between the Company, Hanson PLC, a public limited company incorporated under the laws of England and Wales (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (as defined below). The Securities will be guaranteed on a senior unsecured basis by the Guarantor (the "Guarantees"). The Company hereby confirms its agreement with Lehman Brothers Inc. ("LBI") and J.P. Morgan Securities Inc. ("J.P. Morgan") (the "Underwriters") concerning the purchase of the Securities from the Company by the Underwriters.


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         1. Representations, Warranties and Agreements of the Company and the
Guarantor. The Company (as to itself) and the Guarantor (as to the Company and itself) jointly and severally represent, warrant and agree that:

              (a) The Guarantor and the Company meet the requirements for the use of Form F-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations") by the Securities and Exchange Commission (the "Commission"). A registration statement on Form F-3 (File No. 333-98517) with respect to the Securities and the Guarantees has been filed with the Commission and has become effective under the Securities Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of the Registration Statement and the amendments to such Registration Statement have been delivered by the Company to the Underwriters. As used in this Agreement, (i) the "Registration Statement" means such registration statement on Form F-3 (File No. 333-98517) when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter, including the incorporation by reference of certain documents therein and in the Prospectus (as defined below) (or if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "Effective Time" means the date and time as of which such Registration Statement was declared effective by the Commission; (iii) "Effective Date" means the date of the Effective Time; (iv) the "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (v) the "Prospectus" means the Basic Prospectus together with all documents incorporated by reference therein and any amendments or supplements thereto (including the Prospectus Supplement dated April 28, 2003 (the "Prospectus Supplement")) relating to the Securities, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference, if any, in the Prospectus after the Closing Date (as defined herein) and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date (as defined herein). Any reference in this Agreement to any amendment to the Registration Statement shall be deemed to include any annual report of the Guarantor filed with the Commission pursuant to
         Section 13(a) or 15(d) of the Exchange Act after the Closing Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus.

              (b) The Registration Statement and the Prospectus conform, and will conform as of the Closing Date and at all times during any period during which a prospectus relating to the Securities is required to be delivered under the Securities Act, in all material respects to the requirements of the Securities Act, the Trust Indenture Act, and the rules and regulations of the Commission

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         under such acts; and the Registration Statement and the Prospectus do not, and will not as of the Closing Date and at all times during any period during which a prospectus relating to the Securities is required to be delivered under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Guarantor make no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company or the Guarantor by the Underwriters specifically for inclusion therein; and on the Effective Date and on the Closing Date, the Indenture conforms or will conform in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

              (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) The Guarantor and each of its subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where failure to so qualify or have such power and authority would not have a material adverse effect on the consolidated financial position, results of operations, or business of the Guarantor and its subsidiaries, taken as a whole ("Material Adverse Effect"). The Company has conducted no activities other than in connection with issuing the Securities and additional 5.25% Notes due 2013 and loaning the proceeds to the Guarantor or its subsidiaries;

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              (e) The statements in the Prospectus under the heading
         "Description of Notes," insofar as such statements constitute a summary of certain provisions of the Indenture and the Securities, are accurate in all material respects. The Securities have been duly and validly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions"); and the Guarantees have been duly and validly authorized by the Guarantor and when the Guarantees have been duly executed, authenticated, issued and delivered as provided in the Indenture, as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, subject to the Enforceability Exceptions.

              (f) The Indenture has been duly qualified under the Trust Indenture Act; further, the Indenture has been duly authorized by each of the Company and the Guarantor and has been duly executed and delivered in accordance with its terms by each of the Company and the Guarantor, and, assuming its due execution and delivery by the Trustee, constitutes a valid and legally binding agreement of each of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

              (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

              (h) The execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantor and the consummation of the transactions contemplated hereby and thereby and the execution, authentication, issuance and delivery of the Securities and the Guarantees will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the properties or assets of the Guarantor or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Guarantor or any of its subsidiaries or, to the best of the Guarantor's knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their

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         properties or assets; and except for (i) the registration of the
         Securities and the Guarantees under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) such action as may be required to list the Securities on the New York Stock Exchange, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the Guarantor and the consummation of the transactions contemplated hereby and thereby and the issuance, authentication, sale and delivery of the Securities or for the Company to effect interest payments on any Securities.

              (i) Neither the Guarantor nor any of its subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (except for such losses, interference, disputes, actions, orders or decrees that would not result in a Material Adverse Effect) and, since such date, there has not been any change in the capital stock (other than the issuance of shares of capital stock upon the exercise of share options pursuant to share option plans disclosed in documents incorporated by reference in the Registration Statement and Prospectus) or consolidated long-term debt of the Guarantor or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

              (j) The financial statements (including the related notes and supporting schedules) of the Guarantor filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, subject to, in the case of financial statements for interim periods, normal year-end adjustments, and have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("U.K. GAAP"), applied on a consistent basis throughout the periods involved except as stated therein. The footnotes to the aforementioned financial statements (except in the case of interim financial statements) contain a reconciliation of net income, shareholders' equity and cash flows presented under U.K. GAAP, with substantially similar information as would be presented in financial statements that comply with U.S. generally accepted accounting principles ("U.S. GAAP"). The selected audited consolidated financial data, if any, included in the Registration Statement and the Prospectus has been accurately extracted from the annual audited consolidated financial statements included therein or from the Guarantor's audited consolidated accounts, as appropriate.


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              (k) Ernst & Young, who have certified certain financial statements of the Guarantor, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 6(e) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

              (l) The Guarantor and its subsidiaries, taken as a whole, carry, or are covered by, insurance in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and in light of the value of their respective properties.

              (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property or asset of the Guarantor or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

              (n) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

              (o) No labor disturbance by the employees of the Guarantor exists or, to the knowledge of the Guarantor, is imminent which would have a Material Adverse Effect.

              (p) The Guarantor and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except where such noncompliance with Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (1) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

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              (q) The Guarantor and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders (collectively, the "Authorizations") of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus except to the extent that the failure to have such Authorizations would not have a Material Adverse Effect.

              (r) Other than as described or set forth in the Registration Statement or the Prospectus as amended or supplemented, no stamp or other issuance taxes or duties are payable by or on behalf of the Underwriters in England or Australia in connection with the issue of the Securities, the sale of the Securities to the Underwriters or the consummation of the other transactions contemplated hereunder.

              (s) Except as disclosed in the Registration Statement or the Prospectus, under current laws and regulations (and interpretations thereof) of the United Kingdom and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Guarantees may be paid by the Guarantor to the holders thereof in United States dollars and all such payments made to holders thereof who are (i) not resident in the United Kingdom for tax purposes, (ii) are not carrying on business in the United Kingdom through a branch, agency or permanent establishment and (iii) have no connection with the United Kingdom other than the ownership of the Securities and the enforcement of their entitlements under the Securities, will not be subject to income, withholding or other taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

              (t) Except as disclosed in the Registration Statement or the Prospectus, under current laws and regulations (and interpretations thereof) of Australia and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities may be paid by the Company to the holders thereof in United States dollars and all such payments made to holders thereof who are non-residents of Australia will not be subject to income, withholding or other taxes under laws and regulations of Australia or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Australia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Australia or any political subdivision or taxing authority thereof or therein.

              (u) Neither the Guarantor nor the Company is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus none of them will be, required

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         to register as an "investment company" within the meaning of the
         Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

         2. Purchase of the Securities.

              (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter on Schedule I hereto at a purchase price equal to 97.369% of the principal amount thereof plus accrued and unpaid interest from March 18, 2003.

              (b) The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. Each of the Company and the Guarantor acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.

         3. Delivery of and Payment for the Securities. Delivery by the Company of the Securities to the Underwriters for the respective accounts of the Underwriters and payment by the Underwriters therefor to an account specified at least two business days in advance by the Company shall be made at the office of Simpson Thacher & Bartlett at CityPoint, One Ropemaker Street, London EC2Y 9HU, at 10:00 A.M., London time, on the fourth full New York business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "Closing Date."

              (a) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by or on behalf of the Underwriters by wire transfer of same-day funds, or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery of the Securities in the form of one or more permanent global securities in registered form (the "Global Security") to the Trustee as custodian for The Depository Trust Company ("DTC"). Beneficial interests in the Securities will be shown on, and transfer thereof will be effected only through, records maintained in book-entry form by DTC and its participants, including, as applicable, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Underwriters at such place as is designated by the Underwriters at least 24 hours prior to the Closing Date.

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         4. Offering by Underwriters

              (a) It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

              (b) Each Underwriter represents and agrees that:

                  (i) it has not offered or sold and will not offer or sell any Securities in the United Kingdom prior to the expiration of a period of six months after the date of issue of the Securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA;

                  (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantor;

                  (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

                  (iv) it has not made or invited, and will not make or invite, an offer of the Securities for issue or sale in Australia (including an offer or invitation which is received by a person in Australia);

                  (v) it has not distributed or published, and will not distribute or publish, the Prospectus or any other offering material or advertisement relating to the Securities in Australia;

                  (vi) in connection with the primary distribution of the Securities, it will not sell the Securities to any person who is known by such Underwriter to be an associate of the Guarantor or the Company for the purposes of section 128F of the Income Tax Assessment Act 1936 of Australia; and


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                  (vii) the Securities may not be offered, sold, transferred or delivered in or from the Netherlands, as part of their initial distribution or as part of any re-offering, and neither the Prospectus nor any other document in respect of the offering may be distributed or circulated in the Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

         5. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally agree:

              (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date which has not been approved by the Underwriters after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file timely all documents required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriters, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement or Prospectus or suspending any such qualification, to use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its withdrawal, if issued.

              (b) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

              (c) To deliver promptly to the Underwriters in New York City such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture), (ii) the Basic Prospectus, the Prospectus (not later than 5:00 P.M., New York City time, of

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         the second business day following the date of execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 5:00 P.M., New York City time, on the second business day following the date of such amendment or supplement) and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the date hereof, upon the request of the Underwriters but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

              (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission.

              (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and to obtain the consent of the Underwriters to the filing which shall not be unreasonably withheld and which consent shall not be required if the Company shall conclude in good faith and upon advice of counsel that any such amendment or supplement must be filed at a time prior to obtaining such consent.

              (f) As soon as practicable after the Closing Date to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

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              (g) Prior to the termination of the offering of the Securities, to furnish to the Underwriters copies of any annual reports, semi-annual reports and current reports filed or furnished by the Guarantor with or to the Commission on Form 20-F, 6-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder or to the New York Stock Exchange.

              (h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or, other than in the United States and New York State, to file a general consent to service of process in any jurisdiction.

              (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any debt securities issued or guaranteed by the Guarantor or any of its subsidiaries (other than the Securities), without the prior written consent of the Underwriters; it being understood that the execution of this Agreement by the Underwriters shall constitute consent, pursuant to the Underwriting Agreement, dated March 12, 2003, by the Representatives (as defined in such Underwriting Agreement) to this offering.

              (j) To make an application for listing and to use all reasonable endeavors to have the Securities listed on the New York Stock Exchange before the date of the first interest payment date on the Securities and to maintain such listing until none of the Securities is outstanding; provided, however, that, if it is impracticable or unduly burdensome to maintain such listing, the Company shall use all reasonable endeavors to procure and maintain as aforesaid a listing of or quotation for the Securities on such other stock exchange or exchanges as it may (with the approval of the Underwriters (such approval not to be unreasonably withheld or delayed)) decide or, failing such decision, as the Underwriters may reasonably determine.

              (k) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Prospectus.

         6. Expenses. Except as otherwise agreed by the parties hereto in writing, the Company and the Guarantor jointly and severally agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection by the Guarantor or the Company; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement; (c) the costs of distributing to the Underwriters the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing to the Underwriters the Indenture and this Agreement; (e) any applicable listing or other equivalent fees; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(h) (including related fees and expenses of counsel to the Underwriters); (g) any fees charged by securities rating services for rating the Securities; (h) all fees and expenses (including reasonable fees and disbursements of counsel) of the Trustee under the Indenture; (i) the fees and expenses incurred by the Company in connection with any "roadshow" presentations to investors, and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor under the Indenture and this Agreement.

         7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantor contained herein, to the performance by the Company and the Guarantor of their respective obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and the Indenture shall have been qualified under the Trust Indenture Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

              (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to made the statements therein not misleading and the Company and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (c) Weil, Gotshal & Manges, as U.S. and U.K. counsel to the Company and the Guarantor, shall have furnished to the Underwriters one or more written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters and substantially in the form set out below:

                  (i) The Registration Statement was declared effective under the Securities Act and the Indenture was qualified under the Trust Indenture Act as of 10:30 am Eastern time on January 27, 2003 (the "Effective Date"), the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(2) on April ___, 2003 and we are not aware of any stop order suspending the effectiveness of the

              Registration Statement, to our knowledge, no proceeding therefor has been initiated or overtly threatened by the Commission.

                  (ii) The Registration Statement, as of the Effective Date, and
              the Prospectus, as of its date (except for the financial statements and the notes and other financial and accounting data contained therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder. We express no opinion in this paragraph as to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

                  (iii) Neither the Guarantor nor the Company is, and after
              giving effect to the offering and sale of the Securities, neither of the Guarantor nor the Company will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (iv) The statements contained in the Basic Prospectus under the caption "Tax Considerations--US Taxation" and in the Prospectus under the caption "Tax Considerations--US Taxation--Additional Considerations," insofar as they purport to describe federal statutes, rules and regulations, fairly summarize the matters discussed therein in all material respects.

                  (v) The statements made in the Basic Prospectus under the
              caption "Description of Debt Securities and Guarantees" and in the Prospectus under the caption "Description of Notes," insofar as they purport to constitute summaries of the terms of the Securities and the Guarantees, fairly summarize the information called for with respect to the terms of the Securities and the Guarantees in all material respects.

                  (vi) The Indenture has been duly qualified under the Trust
              Indenture Act and delivered by the Company and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding obligation of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (vii) The Securities and Guarantees, when executed and
              authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be the legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (viii) The execution and delivery by the Company and the
              Guarantor of, and the compliance by each of them with the respective obligations under, the Indenture and the Underwriting Agreement and the execution, authentication, issuance and delivery of the Securities and the Guarantees do not and will not conflict with or violate any New York or United States federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), except for such conflicts or violations which would not have a Material Adverse Effect.

                  (ix) No consent, approval, waiver, license or authorization or other action by or filing with any New York or U.S. federal governmental authority is required in connection with the execution and delivery by the Company and the Guarantor of the Underwriting Agreement and the Indenture, the consummation by the Company and the Guarantor of the transactions contemplated thereby or the performance by the Company and the Guarantor of their obligations thereunder and the execution, authentication, issuance and delivery of the Securities and the Guarantees, except filings and other actions required pursuant to the Trust Indenture Act, the Securities Act and/or the Exchange Act and the rules and regulations thereunder, state securities or blue sky laws, as to which we express no opinion in this paragraph, and those already obtained.

                  (x) The Guarantor is a company duly incorporated and validly existing under the laws of England and Wales.

                  (xi) Each of the Indenture, the Guarantees and the
              Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor. The Notation of Guarantee (the "Notation") attached to each of the Securities has been duly authorized, executed and delivered by the Guarantor.

                  (xii) The execution and delivery of the Indenture, the
              Guarantees, the Underwriting Agreement and the Notation by the Guarantor and the performance of the terms and provisions thereof and the execution, issuance and delivery of the Securities (x) do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England and Wales and (y) do not, and will not, result in any violations of the provisions of the Memorandum of Association or the Articles of Association of the Guarantor, except in the case of clause (x) above for such conflicts or breaches which would not have a Material Adverse Effect.

                  (xiii) Under the laws of England and Wales currently in force and under current practice of the English courts, we know of no reason why the English courts would not accept, and give effect to, the choice of law provisions of the Indenture, the Guarantees and the Underwriting Agreement and permit any Underwriter to commence proceedings (subject to giving an undertaking as to costs if required) in the English courts of competent jurisdiction against the Guarantor in connection with the Indenture, the Guarantees and the Underwriting Agreement and such English courts would accept jurisdiction over any such proceedings unless proceedings in respect of the same subject matter were pending.

                  (xiv) The statements contained in the Prospectus under the caption "Tax Considerations - UK Taxation," insofar as they purport to describe UK law and practice, constitute a fair summary thereof.

                  (xv) Other than as described or set forth in the Registration
              Statement or the Prospectus as amended or supplemented and subject to the assumptions that there is no UK register with respect to the Securities and that the Securities do not carry interest at a rate which exceeds a reasonable commercial return on their nominal amount, no UK stamp or other issuance taxes or duties are payable by or on behalf of the Underwriters in connection with the issue of the Securities, the sale of the Securities to the Underwriters or the consummation of the other transactions contemplated under the Underwriting Agreement.

                  (xvi) We express no views on any other matters relating to
              United Kingdom taxation.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the laws of England and Wales. Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that such counsel has participated in conferences with directors, officers and other representatives of the Guarantor, representatives of the independent public accountants for the Guarantor, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration

         Statement and Prospectus and did not prepare or participate in the preparation of the documents incorporated by reference in the Registration Statement or Prospectus, no facts have come to such counsel's attention which lead it to believe that any part of the Registration Statement (including the documents incorporated by reference in the Registration Statement), on the date such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus (including the documents incorporated by reference therein), on the date hereof or the date thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or Prospectus or with respect to Exhibit
         25.1 to the Registration Statement); and they do not know of any contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

              (d) Graham Dransfield, Legal Director of the Guarantor, shall have furnished the Underwriters his written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property or asset of the Guarantor or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (ii) To such counsel's knowledge, the execution and delivery of this Agreement and the Indenture by the Company and the Guarantor and the performance of the terms and provisions hereof and thereof and the execution, authentication, issuance and delivery of the Securities and the execution and delivery of the Guarantees do not, and will not, conflict with or result in a breach of any of the terms or provisions of (x) the organizational documents of the Guarantor's subsidiaries or (y) any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument known to such counsel to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound, or to which any of the properties or assets of the Guarantor or any of its subsidiaries is subject, except in the case of clause (y) above for such conflicts or breaches which would not have a Material Adverse Effect; and the Guarantor has obtained (such, if any, as are required) any authorizations, approvals, registrations, qualifications and consents from all governmental authorities in the United Kingdom which are necessary under the laws and regulations of the United Kingdom for the execution and delivery by the Company and the Guarantor of this Agreement and the Indenture and the performance of the terms and provisions hereof and thereof and the execution, authentication, issuance and delivery of the Securities and the execution and delivery of the Guarantees.

              (e) With respect to the letter of Ernst & Young delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Guarantor shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

              (f) Mallesons Stephen Jaques, as Australian counsel to the Company, shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated the Closing Date, substantially in the form of Appendix A hereto.

              (g) The Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee; and the Guarantees shall have been duly executed and delivered by the Guarantor.

              (h) The Trustee shall have furnished to the Underwriters an Officer's Certificate, dated the Closing Date, stating that: (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a valid and legally binding obligation of the Trustee enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and to general principles of equity; (ii) the Trustee is a New York banking corporation duly organized and existing under the laws of the State of New York with full power and authority to execute, deliver and perform its obligations under the Indenture; (iii) the Securities issued on the date hereof having the Guarantees duly executed and delivered by the Guarantor endorsed thereon have been duly authenticated by the Trustee in accordance with the terms of the Indenture; and (iv) the Form T-1 of the Trustee filed with respect to the Indenture complies as to form with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

              (i) The Guarantor shall have furnished to the Underwriters a certificate, dated the Closing Date, signed by any two of its Chief Executive, its Finance Director or Legal Director, stating that the representations, warranties and agreements of the Guarantor and the Company in Section 1 are true and correct as of the Closing Date, as if made on the Closing Date; the Guarantor and the Company have complied with all their agreements contained herein; and the conditions set forth in Section 7 have been fulfilled.

              (j) Neither the Guarantor nor any of its subsidiaries shall have sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock (other than the issuance of shares of capital stock upon the exercise of share options pursuant to share option plans disclosed in documents incorporated by reference in the Registration Statement and Prospectus) or consolidated long-term debt of the Guarantor or any change, or any development involving a prospective change, in the general affairs, management, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

              (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any debt securities issued or guaranteed by the Guarantor by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any debt securities issued or guaranteed by the Guarantor.

              (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the London Stock Exchange or in the over-the-counter market, or trading in any securities of the Guarantor on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission or the Financial Services Authority, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Australia, the United Kingdom, U.S. federal or state authorities, (iii) the United States or the United Kingdom shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or the United Kingdom or there shall have been a declaration of a national emergency or war by the United States or the United Kingdom or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or the United Kingdom shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of Securities on the terms and in the manner contemplated in the Prospectus.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8. Indemnification and Contribution.

              (a) The Guarantor and the Company jointly and severally agree to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Guarantor nor the Company shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Guarantor or the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein and described in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company and the Guarantor may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

              (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Guarantor and the Company, their officers and employees, each of their directors and each person, if any, who controls the Guarantor or the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantor or any such officer, employee, director or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein and described in Section 8(e), and shall reimburse the Guarantor and the Company and any such officer, employee, director or controlling person for any legal or other expenses reasonably incurred by the Guarantor and the Company or any such officer, employee, director or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Guarantor and the Company or any such officer, employee, director or controlling person.

              (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel approved by the indemnified party, such approval not to be unreasonably withheld; provided, however, that any indemnified party may employ separate counsel in any such claim or action of which the indemnifying party has assumed the defense and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party except as provided below. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action and reasonable approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8, if, in the reasonable judgment of the Underwriters, it is advisable for those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each relevant jurisdiction approved by the Underwriters representing the indemnified parties who are party to such claim). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

              (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof (collectively, "Losses"), (i) in such proportion as shall be appropriate to reflect the relative benefits received by the

         Guarantor and the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantor and the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Guarantor and the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Guarantor, the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Guarantor, the Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against another party or parties under this Section 8(d), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise under this Section 8(d) except where such omission to so notify shall materially prejudice such party or parties from whom contribution may be sought.

              (e) The Underwriters severally confirm that the statements in the Prospectus which constitute the only information furnished in writing to the Company and the Guarantor by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus are as set forth in the letter addressed to Hanson PLC and dated April 28, 2003 and that such statements are correct.

         9. Defaulting Underwriters. If, on the Closing Date, either Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriter shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on the Closing Date; provided, however, that the remaining non-defaulting Underwriter shall not be obligated to purchase any such Securities on the Closing Date if the total principal amount of such Securities which the defaulting Underwriter agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of Securities to be purchased on the Closing Date, and the remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriter, or those other underwriters satisfactory to such non-defaulting Underwriter who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining non-defaulting Underwriter or other underwriters satisfactory to such non-defaulting Underwriter do not elect to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter or the Company, except that the Company and the Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases securities that a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Guarantor for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, the non-defaulting Underwriter, the Guarantor or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Guarantor or counsel for such non-defaulting Underwriter may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         10. Termination. The obligations of the Underwriters hereunder may be terminated by notice given to and received by the Company and the Guarantor prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

         11. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement, or (b) the Underwriters shall decline to purchase the Securities because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any termination pursuant to Section 10 hereof permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and the Guarantor jointly and severally agree to pay the full amount thereof to the Underwriters. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Company nor the Guarantor shall be under any liability to any defaulting Underwriter except as provided in Section 6 hereof. In no event will the Company or the Guarantor be liable to any of the Underwriters for damages on account of loss of anticipated profits.

         12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

              (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters, c/o Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention:
         Fixed Income Syndicate (Fax: 212-526-0943) (with a copy to Lehman Brothers International (Europe), One Broadgate, 3rd Floor, London EC2M 7HA, Attention: Debt Capital Markets, UK Corporates Group (Fax: 020 7270 2778)) and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate Desk, 8th Floor (Fax:
         212-834-6081; Telephone: 212-834-4533);

              (b) if to the Company or the Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Guarantor set forth in the Registration Statement, Attention: Treasurer (Fax: 020-7259-5336).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Guarantor and the Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriters.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Guarantor and any person controlling the Company or the Guarantor within the meaning of
Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         17. Consent to Jurisdiction; Service of Process.

              (a) EACH OF THE PARTIES HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF AND VENUE IN, (i) FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK, AND (ii) THE COURTS OF ENGLAND, OVER ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

              (b) Each of the Company and the Guarantor hereby appoints CT Corporation, with an office at 111 Eighth Avenue, New York, New York 10011 (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such legal suit, action or proceeding. Such appointments shall be irrevocable. The Company and the Guarantor further agree that service of process upon the Authorized Agent and written notice of said service to the Company and the Guarantor shall be deemed in every respect effective service of process upon the Company and the Guarantor in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law. The provisions of this Section 17 are intended to be effective upon the execution of this Agreement without any further action by the Company or the Guarantor and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

         18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement among the Guarantor, the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    Company:

                                    HANSON AUSTRALIA FUNDING LIMITED

                                    By :   /s/ Leslie Cadzow
                                           -------------------------------------
                                    Name:  Leslie Cadzow
                                    Title: Director

                                    Guarantor:

                                    HANSON PLC

                                    By :   /s/ Graham Dransfield
                                           -------------------------------------
                                    Name:  Graham Dransfield
                                    Title: Director

Accepted:

LEHMAN BROTHERS INC.

By   /s/ Martin Goldberg
     --------------------------------
     Authorized Representative

J.P. MORGAN SECURITIES INC.

By  /s/ Maria Sramek
    ----------------------------------
    Vice President

                                   SCHEDULE I

         Underwriters                           Principal Amount
         ------------                           ----------------

         J.P. Morgan Securities Inc............   $ 75,000,000
         Lehman Brothers Inc...................   $ 75,000,000


              Total............................   $150,000,000
                                                  ============

                                                                      APPENDIX A



Lehman Brothers Inc.            The Bank of New York        [ ] April 2003
745 7th Avenue                  ("TRUSTEE")                 Ken Astridge
New York, NY 10019              101 Barclay Street          Partner
and                             New York, New York 10286    Direct Line
J.P. Morgan Securities Inc.                                 #44 (0)20 7778 7185
270 Park Avenue
New York, NY 10017

("UNDERWRITERS")

c/o Simpson Thacher & Bartlett
CityPoint
One Ropemaker Street
London EC2Y 9HU

The Directors                   The Directors
Hanson PLC                      Hanson Australia Funding Limited
1 Grosvenor Place               Level 6
London, England SW1X TJH        35 Clarence Street
                                Sydney, NSW
                                Australia 2000

Ladies and Gentlemen

HANSON AUSTRALIA FUNDING LIMITED (ACN 101 589 137) ("ISSUER") ISSUE OF $150,000,000 GUARANTEED NOTES DUE 2013 ("NOTES") UNCONDITIONALLY AND IRREVOCABLY GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY HANSON PLC ("GUARANTOR")

We refer to the creation and issue of the Notes in respect of which we have acted as legal advisors to the Issuer in New South Wales ("NSW") and the Commonwealth of Australia ("AUSTRALIA") (together the "RELEVANT JURISDICTIONS").

The Underwriters, Trustee and others                             [  ] April 2003
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This opinion relates only to the laws of the Relevant Jurisdictions and is given on the basis that it will be construed in accordance with the laws of NSW. We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 4) factual matters. While we have provided comments on the Underwriting Agreement and the Indenture (each as defined below) at the request and in accordance with the instructions of Weil, Gotshal and Manges, we have restricted our review to matters arising out of the laws of the Relevant Jurisdictions and, except as expressly stated in paragraph 4 below, express no opinion regarding the efficacy or otherwise of specific provisions of the Underwriting Agreement or the Indenture (each as defined below).

In addition, except as expressly stated below, it should be understood that we have not been responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the Registration Statement or Prospectus (each as defined below), or that no material facts have been omitted from either document. Furthermore, we express no opinion as to whether the Registration Statement or Prospectus contains all the information required by the laws of the United States of America or by the United States Securities and Exchange Commission.

1        DOCUMENTS

         We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Notes:

         (a) the Registration Statement on Form F-3 dated 27 January 2003 ("REGISTRATION STATEMENT");

         (b)  the Basic Prospectus dated 27 January 2003 ("BASIC PROSPECTUS");

         (c) the Prospectus Supplement dated 28 April 2003 ("PROSPECTUS SUPPLEMENT" together with the Basic Prospectus, the "PROSPECTUS");

         (d) the Underwriting Agreement dated 28 April 2003 between the Issuer, the Guarantor and the Underwriters ("UNDERWRITING AGREEMENT");

         (e) the Indenture dated 18 March 2003 between the Issuer and the Trustee ("INDENTURE");

         (f)  the constitution of the Issuer ("CONSTITUTION");

         (g) an extract of the minutes evidencing the resolution of the board of directors of the Issuer dated 17 January 2003 authorising the signing, delivery and observance of obligations under, amongst other documents, the Indenture; and

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The Underwriters, Trustee and others                             [  ] April 2003
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         (h)  an extract of the minutes evidencing the resolution of the board of directors of the Issuer dated [ ] 2003 authorising the signing, delivery and observance of obligations under the Documents.

         In this opinion the expression "DOCUMENTS" means the Underwriting Agreement, the Indenture and the Notes (including the Global Security (as defined in the Indenture ("GLOBAL SECURITY")).

2        ASSUMPTIONS

         We have assumed:

         (a) the authenticity of all signatures, seals, duty stamps and markings;

         (b) the completeness, and conformity to originals, of all documents submitted to us;

         (c) that all authorisations specified above remain in full force and effect;

         (d) that the Documents have been or will be executed by duly authorised signatories (in the case of the Notes either manually or by facsimile signature) and delivered outside Australia in the form which we have examined;

         (e) that the Documents have been or will be duly authorised by the parties to them (other than the Issuer) and constitute valid and binding obligations of all the parties to them under all relevant laws (including the laws of the State of New York, and the laws of the Relevant Jurisdictions except in so far as the laws of the Relevant Jurisdictions affect the obligations of the Issuer) and that under the laws of the State of New York it would be construed as conferring on the parties the same rights and obligations as would be conferred on them were it to be expressly governed by the law of the Relevant Jurisdictions;

         (f) that all the provisions contained in the Documents have been strictly complied with and that all distribution and selling restrictions will be strictly complied with;

         (g)  that:

              (i) the resolution of the board of directors was properly passed in accordance with the Company's constitutional documents (including that any meeting convened was properly convened);

              (ii) all directors who participated and voted were entitled to do so;

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The Underwriters, Trustee and others                             [  ] April 2003
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              (iii)  the directors have properly performed their duties and all provisions relating to the declaration of directors' interests or the power of interested directors to vote were duly observed,

              but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the minutes referred to in paragraph 1(g) that would lead us to believe otherwise;

         (h) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

         (i) that the obligations assumed by the Issuer under the Documents are in its best interests and for the purposes of its business;

         (j) that the Commissioner of Taxation has not given and will not give a notice or direction under section 218 or section 255 of the Income Tax Assessment Act 1936 of Australia ("ITAA") or section 74 of the Sales Tax Assessment Act 1992 or section 260-5 of the Taxation Administration Act 1953, requiring the Issuer to deduct from sums payable by it to a person under the Documents (including, without limitation, the holder of a Note) an amount of Australian tax payable by the payee;

         (k) that the Issuer does not enter into any Document in the capacity of a trustee of any trust or settlement;

         (l) that no transaction in connection with the Documents constitutes an insolvent transaction or an unfair loan within the meaning of sections 588FA, 588FB, 588FC or 588FD respectively of the Corporations Act; and

         (m) that no party has contravened or will contravene Chapter 2E of the Corporations Act by entering into any Document or a transaction in connection with any Document.

         We have not taken any steps to verify these assumptions. However, we note that third parties dealing with the Issuer may, by virtue of section 129 of the Corporations Act, assume:

         (a)  that the Constitution has been complied with; and

         (b) that the directors of the Issuer properly perform their duties to the Issuer,

         unless they knew or suspected that the assumptions were incorrect.

The Underwriters, Trustee and others                             [  ] April 2003
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3        SEARCHES

         We have relied on an inspection of the public records (which are not necessarily complete or up-to-date) of the Issuer on microfilm or in extract which are available to the public at the offices of the Australian Securities and Investments Commission in Sydney at 9.54am on 12 August 2002 and updated on 12 March 2003 at 9:14am and 29 April 2003 at 10:02am. We have not made any other searches.

4        OPINION

         On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

         (a) the Issuer is incorporated and validly existing under the laws of Australia and is capable of suing and being sued in its corporate name;

         (b)  the Issuer has:

              (i) the corporate power to enter into each Document to which it is a party and to observe its obligations under them;

              (ii) taken all corporate action required on its part to authorise the execution, delivery and observance of the Documents;

         (c) the obligations of the Issuer under each Document are valid, binding and (subject to the terms of the Document) enforceable when:

              (i) in the case of an agreement, duly executed by one of its directors;

              (ii) in the case of a deed, duly executed and delivered by a director and secretary or two directors; or

              (iii) in the case of the Global Security and the Notes, when executed in facsimile by a person authorised under the resolutions referred to in paragraph 1(g) and duly authenticated, in accordance with their terms.

              The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms;

         (d) the execution and delivery by or on behalf of the Issuer of the Documents and the observance of its obligations under them will not contravene:

The Underwriters, Trustee and others                             [  ] April 2003
--------------------------------------------------------------------------------

              (i) any law in force in the Relevant Jurisdictions applicable to companies generally; and

              (ii)   its Constitution;

         (e) no authorisation is necessary under the laws in force in the Relevant Jurisdictions applicable to companies for the Issuer to enter into the Documents, issue and sell the Notes and observe obligations under them;

         (f) under the circumstances of the offer and sale of the Notes in the manner contemplated by the Documents:

              (i) no ad valorem stamp duty is payable in the Relevant Jurisdictions on the Documents or in connection with the observance of obligations under them; and

              (ii) there are no other issuance taxes payable in the Relevant Jurisdictions solely as a result of the issue of the Notes;

         (g) all payments to be made by the Issuer in respect of the Notes may be made free and clear of Australian interest withholding tax, provided that:

              (i) the Issuer is a resident of Australia when it issues the Notes and at the time interest (as defined in section 128A(1AB) of the ITAA) is paid;

              (ii) the issue of the Notes satisfies the `public offer' test set out in section 128F(3) of the ITAA. In this respect, we consider that the public offer test will be satisfied if the Notes are listed on the New York Stock Exchange and offered for sale in the manner contemplated in the Underwriting Agreement;

              (iii) the issue of the Notes does not fail the `public offer' test because of section 128F(5) of the ITAA (which provides that the issue does not satisfy the public offer test if, at the time of the issue, the Issuer knew, or had reasonable grounds to suspect, that the Notes were being or would later be acquired either directly or indirectly by an associate (as defined in section 128F(9) of the ITAA) of the Issuer, other than in the capacity of a dealer, manager or underwriter in relation to the placement of the Notes); and

              (iv) at the time of the payment of interest (as defined in section 128A(1AB) of the ITAA), the Issuer does not know or have

The Underwriters, Trustee and others                             [  ] April 2003
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                     reasonable grounds to suspect that the payee is an
                     associate (as defined in section 128F(9) of the ITAA) of the Issuer;

         (h) all payments to be made by the Issuer in respect of the Notes may be made free from deductions under the Tax File Number provisions and the Australian Business Number requirements of the ITAA and the Taxation Administration Act 1953 provided that, in relation to payments by the Issuer to residents of Australia, Tax File Numbers or Australian Business Numbers (or exemptions) are supplied by the persons to whom such payments are made;

         (i) no party to the Documents (other than the Issuer) and no holder of a Note will be taken to be resident, domiciled, or carrying on business in the Relevant Jurisdictions by reason only of the execution and observance of the Documents outside Australia or the enforcement of the Documents or the holding of the Notes outside Australia;

         (j) each Document is in proper form for enforcement in the appropriate courts of NSW and the appropriate federal courts of Australia, subject to proof of the relevant provisions of the laws of the State of New York;

         (k) it is not necessary under the laws of the Relevant Jurisdictions to provide a copy of a Document to a court or governmental agency in order to ensure the legality, validity, enforceability or admissibility in evidence of any Document;

         (l) claims against the Issuer under each Document to which it is a party will rank at least equally with the claims of all its other unsecured and unsubordinated creditors (other than creditors mandatorily preferred by law);

         (m) the statements contained in the section of the Prospectus entitled "Australian Taxation" with regard to the taxation laws of the Relevant Jurisdictions fairly present such matters as at the date of the Prospectus;

         (n) the courts of NSW and the federal courts of Australia will give effect to :

              (i) the choice of the laws of the State of New York to govern the Documents;

              (ii) the submission to the jurisdiction of any United States federal or state court located in the Borough of Manhattan in the city and state of New York by the Issuer; and

              (iii) the appointment by the Issuer of an agent for service of process contained in the Documents;

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         (o)  to enforce a conclusive and unsatisfied judgment which is enforceable by execution in the State of New York and obtained in relation to the Documents in a superior court of the State of New York having jurisdiction to give that judgment, it is necessary for the judgment creditor to bring separate proceedings in the appropriate courts of NSW founded on the judgment and those courts could reasonably be expected in the circumstances to give conclusive effect to the judgment for the purpose of the proceedings;

         (p) the listing of the Notes on the New York Stock Exchange has been duly authorised by the Issuer; and

         (q) the execution by the parties of the Documents does not alter the opinions contained in our letter to you dated 18 March 2003, those opinions continuing to be subject to the assumptions and qualifications set out in that letter.

5        QUALIFICATIONS

         This opinion is subject to the following qualifications:

         (a) the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction) and defences generally affecting creditors' rights;

         (b) a creditor's rights may be affected by a specific court order obtained under laws (including, without limitation, section 444F and Part 5.3A Division 13 of the Corporations Act) and defences generally affecting creditors' rights;

         (c) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

         (d) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

         (e) a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

         (f) the laws of the Relevant Jurisdictions may require that discretions are exercised reasonably and opinions are based on reasonable grounds;

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         (g)  the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

         (h)  an indemnity for legal costs may be unenforceable;

         (i)  we express no opinion as to:

              (i)    provisions precluding oral amendments or waivers;

              (ii) the revenue consequences of transferring Notes in Australia as this will depend, among other things, on the identity of the transferor and transferee;

              (iii) whether a judgment for a monetary amount would be given in a currency other than Australian dollars, although recent decisions of English Courts allowing judgments in a foreign currency have been followed in the Courts of NSW; and

              (iv) the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment;

         (j) the Banking (Foreign Exchange) Regulations and other regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to United Nations sanctions or associated with terrorism;

         (k) payments of interest on overdue amounts (other than amounts due on the Notes) may be subject to interest withholding tax at the rate of 10%;

         (l) court proceedings may be stayed if the subject of the proceedings is concurrently before a court;

         (m) a currency indemnity contained in the Documents may be unenforceable if it is contrary to public policy in the Relevant Jurisdictions;

         (n) in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment is for a fixed or certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

              (i) the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

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              (ii)   the judgment was not obtained by fraud or duress or in a
                     manner contrary to natural justice or public policy in the Relevant Jurisdiction;

         (o) a court will not give effect to a choice of laws to govern the Documents or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions;

         (p) a document may not be admissible in court proceedings unless applicable stamp duty has been paid; and

         (q)  a payment made under mistake may be liable to restitution.

6        BENEFIT

         We hereby consent to the filing of this opinion as a schedule to the Underwriting Agreement, and to the references to us under the headings "Legal Advisors as to Australian Law" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

         This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

         This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00am local time on the date of this letter.

Yours faithfully





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